SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 23, 2017

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 293-4710

Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 23, 2017, CenterState Banks, Inc. (the “Company”) entered into a First Amendment to Loan Agreement and Loan Documents (the “First Amendment”) with NexBank SSB (the “Lender”) providing for the amendment of that certain Loan Agreement dated as of April 8, 2015 to (i) increase the maximum aggregate principal amount of revolving loans that may be outstanding thereunder at any one time to $50,000,000, and (ii) reduce the total risk-based capital ratio (which is the ratio (expressed as a percentage) as of the last day of any fiscal quarter of (a) tier 1 capital plus tier 2 capital to (b) total risk-weighted assets) required of CenterState Bank of Florida, N.A. In connection with entering into the First Amendment, the Company issued to the Lender an Amended and Restated Revolving Promissory Note dated as of January 23, 2017 (the “A/R Note”).

The descriptions contained herein of the First Amendment and the A/R Note are qualified in their entirety by reference to the terms of such documents, each of which is attached hereto as an exhibit and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

	Exhibit 10.1	First Amendment to Loan Agreement and Loan Documents, dated as of January 23, 2017 between CenterState Banks, Inc. and NexBank SSB.
	Exhibit 10.2	Amended and Restated Revolving Promissory Note, dated as of January 23, 2017, issued by CenterState Banks, Inc. to NexBank SSB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ Jennifer Idell
Jennifer Idell
Senior Vice President and
Chief Financial Officer

Date:  January 25, 2017

EXHIBIT INDEX

Exhibit No.	Title

10.1	First Amendment to Loan Agreement and Loan Documents, dated as of January 23, 2017 between CenterState Banks, Inc. and NexBank SSB.
10.2	Amended and Restated Revolving Promissory Note, dated as of January 23, 2017, issued by CenterState Banks, Inc. to NexBank SSB.

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